UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

XPO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2023, David J. Bates was appointed chief operating officer of XPO, Inc. (the “Company”), effective April 21, 2023. In connection with Mr. Bates’ appointment as chief operating officer, the Company entered into an offer letter dated April 17, 2023 (the “Offer Letter”) and change in control and severance agreement dated April 17, 2023 (the “Severance Agreement”) with Mr. Bates.

Pursuant to the Offer Letter, Mr. Bates will receive an annual base salary of $750,000, and the opportunity to earn a quarterly profit-sharing cash bonus with a participation factor of 0.56% of the Company’s less-than-truckload (“LTL”) adjusted operating income, subject to Mr. Bates’ continuing employment through the date on which the Company’s quarterly earnings are publicly announced and the terms and conditions of the Company’s profit-sharing cash incentive program to be approved by the Company’s compensation committee.

Additionally, the Offer Letter provides for the grant of an annual long-term incentive award with a target value of $1,500,000, with the form, structure, vesting conditions and schedule determined annually by the Company’s compensation committee. The underlying number of stock units will generally be determined based on the Company’s closing stock price on the date of grant (subject to variations from time to time) in the form of (i) time-based restricted stock units ("RSUs") with a $525,000 target grant date value, with vesting over a three-year schedule or as otherwise determined annually by the Company’s compensation committee, and subject to Mr. Bates’ continued employment through each applicable vesting date, and (ii) performance-based restricted stock units ("PRSUs") with a $975,000 target grant date value, which will cliff vest on March 6, 2026 or as otherwise determined annually by the Company’s compensation committee, subject to achievement of the applicable performance goals and Mr. Bates’ continued employment through each applicable vest date. The Offer Letter also provides Mr. Bates a $1,500,000 cash sign-on bonus payable by May 26, 2023, subject to repayment by Mr. Bates if he voluntarily leaves employment with the Company before 24 months of continuous employment.

Pursuant to the Offer Letter, Mr. Bates also is eligible to receive a one-time cash payment equivalent to up to $225,000 of the value of the bonus earned by Mr. Bates in March 2023 during his employment with his prior employer (the “March bonus"), to the extent the March bonus is not paid to Mr. Bates by his prior employer and subject to Mr. Bates providing timely satisfactory proof that he forfeited the payout of some or all of the March bonus and the amount of March bonus forfeited, and Mr. Bates’ continued employment with the Company through the payment date.

The Offer Letter also provides for the grant of a one-time long-term incentive award with a target value of $7,150,000. The underlying number of stock units will be determined based on the Company’s closing stock price on date of grant (subject to variation from time-to-time), in the form of (i) RSUs with a $2,650,000 target grant date value, 50% of which will vest on the first anniversary of the grant date and 50% on the second anniversary of the grant date, subject to Mr. Bates’ continuing employment with the Company through each applicable vest date, and (ii) PRSUs with a $4,500,000 target grant date value, which will vest on a 5-year cliff schedule, subject to achievement of the applicable performance goals and Mr. Bates’ continued employment with the Company through the vest date.

Pursuant to the Severance Agreement, upon Mr. Bates’ termination of employment without cause (as defined in the Severance Agreement) either prior to a change of control of the Company or more than two years following a change of control of the Company, Mr. Bates will be entitled to (i) severance payable in installments over a 24 month period equal to the sum of 24 months of his base salary and the target bonus in effect on the date of termination (subject to reduction on a dollar-for-dollar basis for certain monies earned by Mr. Bates while receiving such payments), (ii) a prorated target bonus payment for the year of termination, and (iii) reimbursement of COBRA premiums for medical and dental coverage for a period of six months from the date of termination to the extent Mr. Bates is eligible for and elects COBRA coverage. In the event that, within two years following a change of control of the Company, the Company terminates Mr. Bates’ employment without cause or Mr. Bates resigns for good reason (as defined in the Severance Agreement), Mr. Bates will be entitled to (a) a lump-sum cash payment equal to two times the sum of his base salary and target bonus, (b) a prorated target bonus payment for the year of termination, (c) any earned but unpaid annual bonus communicated to Mr. Bates in writing, and (d) reimbursement of COBRA premiums for medical and dental coverage for a period of 24 months from the date of termination to the extent Mr. Bates is eligible for and elects COBRA coverage. The severance benefits described in this paragraph are in all cases subject to Mr. Bates’ execution and non-revocation of a release of claims.

Prior to joining the Company, Mr. Bates, 58, served as senior vice president – operations at Old Dominion Freight Line, Inc. (Nasdaq: ODFL) (“Old Dominion”) from November 2011 to April 2023. From July 2007 to November 2011, Mr. Bates served as a regional vice president, and from December 1995 to July 2007 as a manager, at Old Dominion. Prior to joining Old Dominion, Mr. Bates served in supervisory roles with Carolina Freight Carriers and YRC Freight. Mr. Bates received his Bachelor's degree in Business Management from Junita College.

The foregoing descriptions of the Offer Letter and the Severance Agreement with Mr. Bates do not purport to be complete and are qualified in their entirety by reference to the underlying agreements.

Item 8.01. Other Events.

On April 20, 2023, the Company issued a press release announcing the appointment of Mr. Bates. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release of XPO, Inc. dated April 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2023	XPO, INC.
	By:	/s/ Wendy Cassity
Wendy Cassity
Chief Legal Officer and Corporate Secretary